Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Switzerland

Zurich, as of 15 January 2021

CRISPR Therapeutics AG – Swiss Legal Opinion (Registration Statement on Form S-3)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to CRISPR Therapeutics AG, Zug, Switzerland (the Company) in connection (i) a registration statement on Form S-3ASR filed on 19 September 2018 (the Registration Statement) for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), certain securities, including common shares, par value of CHF 0.03 each, of the Company (such common shares, the Common Shares), and (ii) a final prospectus supplement dated 15 January 2021 (the Prospectus) relating to the sale by the Company of Common Shares, having an aggregate offering price of up to USD 600,000,000 (the Offered Shares) in accordance with a certain Open Market Sale AgreementSM dated 30 August 2019 between the Company and Jefferies LLC (the Sale Agreement).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Attorneys admitted in Switzerland or in a EU/EFTA state are registered with the attorneys’ registry	Page 1 of 7

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter. For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

(b)	a .pdf copy of the Prospectus;

(c)	a .pdf copy of the Sale Agreement;

(d)

a .pdf copy of the public deed on the resolutions of the Company’s ordinary shareholders’ meeting dated 11 June 2020, approving, inter alia, certain changes to the Company’s articles of association (the AGM Resolution);

(e)	a certified copy of the articles of association of the Company in their version of 16 December 2020 (the Articles);

(f)	a .pdf copy of the organizational regulations of the Company dated 18 October 2016 (the Organizational Regulations);

(g)	a .pdf copy of a certified excerpt from the registry of the Commercial Register of the Canton of Zug, dated 12 January 2021 relating to the Company (the Excerpt);

(h)

a .pdf copy of the circular resolution of the Company’s board of directors (the Board) dated as of 28 August 2019, approving, among other things, the execution and consummation of the Sale Agreement (the Board Resolution 1); and

(i)

a .pdf copy of the circular resolutions of the Board dated 9 January 2021 approving, among other things, the offering and sale of the Offered Shares within the framework of the Sale Agreement as well as other aspects relating thereto (the Board Resolution 2); and

(j)

a draft of the resolutions of the Board approving, among other things, to carry out and effect a capital increase based on the Company’s authorized share capital (the Board Resolution 3, and together with the Board Resolution 1 and the Board Resolution 2, the Board Resolutions).

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.	Assumptions

In rendering the opinion below, we have assumed:

(a)

the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft (except for the Board Resolution 3, which we assume will be duly executed in the manner appearing on the copy of the draft);

(b)

the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or statements given in connection with, the Documents;

(c)	the AGM Resolution has been duly resolved in meetings duly convened and has not been rescinded or amended and is in full force and effect;

(d)

the Board Resolutions have been (as for the Board Resolution 3, will be) duly resolved in meetings duly convened or, as applicable, in duly executed circular resolutions, and have not been rescinded or amended and are in full force and effect (as for the Board Resolution 3, once executed will not be rescinded or amended and will remain in full force and effect);

(e)

that the information provided in the Documents (in particular in the Excerpt, the Articles and the Organizational Regulations) are true, correct, complete and up to date as of the date hereof and that there are no facts outstanding or matters resolved that are not reflected in the Documents;

(f)	the Registration Statement has been or will be duly filed by the Company;

(g)

the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Sale Agreement and the relevant transaction provided under the Board Resolutions and that all consents or approvals from and filings, registrations and notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Sale Agreement have been or will have been obtained or made and are or will remain in full force and effect;

(h)	the Sale Agreement constitutes legal, valid, binding and enforceable obligations of the Company under the governing law;

(i)

that (i) the number of Offered Shares will not exceed the number of Common Shares that may be issued under the Articles, (ii) the Registration Statement and Prospectus will continue to be effective, (iii) the issuance of and payment for the Offered Shares will be made in compliance with the Articles, the Registration Statement and the Board Resolutions, (iv) the consideration received by the Company for the issuance of the Offered Shares will be fully paid and will not be less than the par value of such Offered Shares, (v) the issuance of the Offered Shares will be made in accordance with the articles 647–652h, 931a–937 and 973c of the Swiss Code of Obligations (CO), the relevant intermediated securities regulations and commercial registry regulations, the Articles (as may be amended from time to time), the organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

(j)

that any of the transactions by and/or between the Company and a subsidiary of the Company relating to the issuance and subscription, respectively, and the repurchase and sale, respectively, of the Offered Shares, as contemplated under the Board Resolutions, will have been duly and validly signed and executed by the relevant parties thereof and that the execution of the relevant documents and performance of the relevant steps will be duly and validly authorized by all necessary corporate actions;

(k)

prior to the issuance and delivery of any Offered Shares, the Board shall have duly authorized the issuance of such Offered Shares in accordance with the Articles, and such authorization shall not have been amended or rescinded, and all necessary corporate actions of the Company to approve the issuance and sale of the Offered Shares shall have been performed in accordance with the Board Resolutions and the Articles;

(l)

that the issuance, transfers, offering and sale of the Offered Shares will be conducted in the manner as described in the Articles, the Registration Statement, the Prospectus, the Sale Agreement and the Board Resolutions;

(m)

that the Offered Shares have not been and will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of 15 June 2018 and/or (ii) admitted to any trading venue in Switzerland; and

(n)	all parties to the Sale Agreement will perform all obligations by which they are bound in accordance with the respective terms.

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

The Offered Shares, if and when issued, will be validly issued, fully paid in (up to their nominal value) and non-assessable.

5.	The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)

This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of shareholders’ pre-emptive rights (Bezugsrechte) in connection with the issuance and sale of Offered Shares.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Offered Shares.

(e)	We express no opinion as to the future availability of authorized share capital of the Company.

(f)	We express no opinion as regards the Offered Shares which have already been issued prior to the date of this opinion.

(g)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement and the Prospectus.

(h)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

(b)

We hereby consent to the filing of this opinion on the date hereof with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)

This opinion and all matters relating to this opinion are governed by and shall be construed in accordance with the substantive laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being city of Zurich.

Yours faithfully,

Walder Wyss AG

/s/ Alex Nikitine

Alex Nikitine

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